Exhibit 99.2
BXP ANNOUNCES FOURTH QUARTER AND FULL YEAR 2024 RESULTS

Executed More Than 2.3 Million Square Feet of Leases in Q4 for a Total of Approximately 5.6 Million Square Feet in 2024 and Commenced Redevelopment of the Newly Acquired 725 12th Street in Washington, DC

BOSTON, MA, January 28, 2025 - BXP, Inc. (NYSE: BXP), the largest publicly traded developer, owner, and manager of premier workplaces in the United States, reported results today for the fourth quarter ended December 31, 2024.
Financial Highlights
Fourth Quarter 2024:

•Revenue increased 3.6% to $858.6 million for the quarter ended December 31, 2024, compared to $828.9 million for the quarter ended December 31, 2023.

•Net income (loss) attributable to BXP, Inc. of $(230.0) million, or $(1.45) per diluted share (EPS), for the quarter ended December 31, 2024, compared to $119.9 million, or $0.76 per diluted share, for the quarter ended December 31, 2023.

◦EPS for the fourth quarter includes non-cash impairment charges totaling approximately $341.3 million, or $1.94 per diluted share, related to investments in the unconsolidated joint ventures that own Colorado Center, Gateway Commons and Safeco Plaza.

•Funds from Operations (FFO) of $284.0 million, or $1.79 per diluted share, for the quarter ended December 31, 2024, compared to FFO of $286.2 million, or $1.82 per diluted share, for the quarter ended December 31, 2023.

Year Ended December 31, 2024:

•Net income attributable to BXP, Inc. of $14.3 million, or $0.09 per diluted share (EPS), for the year ended December 31, 2024, compared to $190.2 million, or $1.21 per diluted share, for the year ended December 31, 2023. The year-over-year decrease is primarily due to the non-cash impairment charges noted above.

•FFO of $1.1 billion, or $7.10 per diluted share, for the year ended December 31, 2024, compared to FFO of $1.1 billion, or $7.28 per diluted share, for the year ended December 31, 2023.
Guidance
BXP provided guidance for first quarter 2025 EPS of $0.33 - $0.35 and FFO of $1.63 - $1.65 per diluted share, and full year 2025 EPS of $1.57 - $1.75 and FFO of $6.77 - $6.95 per diluted share.

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The midpoint of guidance for 2025 EPS is projected to be higher than full year 2024 EPS primarily due to the 2024 non-cash impairment charges related to BXP’s investments in its unconsolidated joint ventures that are not projected to reoccur in 2025.
The midpoint of guidance for 2025 FFO per diluted share is projected to be lower than full year 2024 FFO per diluted share primarily due to higher net interest expense.
See “EPS and FFO per Share Guidance” below.
Leasing & Occupancy
•Executed 83 leases in the fourth quarter totaling more than 2.3 million square feet with a weighted-average lease term of 10.3 years. This represents BXP’s strongest leasing quarter since Q2 2019, and the amount leased is approximately 130% of our historical 10-year average for the fourth quarter.

•For full year 2024, executed 291 leases totaling approximately 5.6 million square feet with a weighted-average lease term of 9.8 years.

•BXP’s CBD portfolio of premier workplaces was 90.9% occupied and 92.8% leased (including vacant space for which we have signed leases that have not yet commenced in accordance with GAAP) for the fourth quarter. Approximately 88.0% of BXP’s Share of annualized rental obligations is derived from clients located in our CBD portfolio, underscoring the strength of BXP’s strategy to invest in the highest quality buildings in dynamic urban gateway markets.

•BXP’s total portfolio occupancy for the fourth quarter was 87.5% and it was 89.4% leased (including vacant space for which we have signed leases that have not yet commenced in accordance with GAAP).
Transactions
•BXP completed the acquisition of 725 12th Street, a 300,000 square foot, 12-story property in the East End of Washington, DC, for a purchase price of $34.0 million. BXP will be demolishing and redeveloping the property into an approximately 320,000 square foot premier workplace. In conjunction with closing, BXP signed a lease agreement with global law firm, McDermott Will & Emery LLP, covering approximately 152,000 square feet in the top five floors of the “to-be-constructed” premier workplace. BXP is currently negotiating with a client for the majority of the remaining space. Ideally located in the Central Business District of Washington, DC, the property sits three blocks from the White House and steps from Metro Center Station, the transportation hub for the City’s Metrorail service, where the Red, Orange, Blue, and Silver lines converge.

•BXP also completed the following transactions in 2024:

◦the acquisition of its joint venture partner’s 50% economic ownership interest in 901 New York Avenue located in Washington, DC for a purchase price of $10.0 million.

◦the sale of a 45% interest in 290 Binney Street, a 100% pre-leased, life sciences development located in Kendall Square in Cambridge Massachusetts, to Norges Bank Investment Management (“NBIM”). NBIM’s investment in 290 Binney Street will reduce BXP’s share of the project’s estimated development spend over time by approximately $533.5 million, including $141.8 million that was funded at closing.

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Development
•BXP fully placed in-service 300 Binney Street, an approximately 240,000 square foot laboratory/life sciences project located in Cambridge, Massachusetts, in which BXP has a 55% interest. This project is100% leased to the Broad Institute.
•BXP commenced the redevelopment of 725 12th Street in Washington, DC. BXP will be demolishing and redeveloping the property into an approximately 320,000 square foot premier workplace.
•In addition to 300 Binney Street, BXP completed and fully placed in-service four development/redevelopment projects in 2024: 760 Boylston Street in Boston, Massachusetts, Skymark Residential in Reston, Virginia, and 103 CityPoint and 180 CityPoint both in Waltham, Massachusetts.

Balance Sheet & Liquidity

•In the fourth quarter, BXP exercised the first extension option to extend the maturity date for the loan collateralized by 901 New York Avenue in Washington, DC to January 5, 2029. The 508,000 square foot premier workplace is 84.8% leased. At the time of the extension, the outstanding principal balance was $202.3 million. The extended loan bears interest at a fixed rate of 5.00% per annum. BXP has one additional one-year extension option, subject to certain conditions.

•A joint venture in which BXP has a 71% interest modified the construction loan collateralized by 360 Park Avenue South in New York City, New York. The extended loan has an outstanding balance of $220.0 million and an interest rate equal to Term SOFR plus 2.50% per annum. The loan now matures on December 13, 2027 and has one additional one-year extension option, subject to certain conditions.

•Throughout 2024, BXP further strengthened its balance sheet by addressing debt maturities, and sourcing additional liquidity in the capital markets. In the aggregate, BXP’s share of 2024 debt market activities totaled approximately $3.2 billion. Notable transactions during 2024 include:

◦Boston Properties Limited Partnership (“BPLP”) completed the repayment of $700.0 million in aggregate principal amount of its 3.800% unsecured senior notes at maturity on February 1, 2024. The repayment was completed with the proceeds of a $600.0 million mortgage loan entered into on October 26, 2023 and available cash.

◦BPLP established an unsecured commercial paper program. Under the terms of the program, BPLP may issue, from time to time, unsecured commercial paper notes up to a maximum aggregate amount outstanding at any one time of $500 million with varying maturities of up to one year. At December 31, 2024, BPLP has $500 million of commercial paper outstanding at an average interest rate of 4.79% per annum.

◦In August 2024, BPLP completed a public offering of $850.0 million in aggregate principal amount of its 5.750% unsecured senior notes due 2035. The notes were priced at 99.961% of the principal amount to yield an effective rate (including financing fees) of approximately 5.842% per annum to maturity. The notes will mature on January 15, 2035, unless earlier redeemed. The net proceeds from the offering were approximately $841.9 million after deducting underwriting discounts and transaction expenses.

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•On January 15, 2025, BPLP repaid $850.0 million in aggregate principal amount of its 3.200% unsecured senior notes at maturity on January 15, 2025. The repayment was completed with available cash and the proceeds from BPLP’s August 2024 offering of its 5.750% unsecured senior notes. The repayment price was approximately $863.6 million, which was equal to the stated principal plus approximately $13.6 million of accrued and unpaid interest.

Sustainability & Impact

•BXP was awarded Nareit’s 2024 Leader in the Light Award in the office property sector. This award is the highest achievement for Office REITs and acknowledges BXP’s leadership in demonstrating outstanding sustainability practices throughout the year.

•BXP earned national recognition as an industry leader and furthered its commitments to sustainability and impact in 2024. Highlights include:

◦named by TIME Magazine and Statista to the inaugural list of the World’s Most Sustainable Companies. BXP ranked #79 overall and was the highest-rated United States property owner.

◦received a Sustainable Design Impact Award for 140 Kendrick Building A in Needham, Massachusetts—the first net-zero, carbon-neutral office repositioning of its scale in Massachusetts.

◦published BXP’s 2023 Sustainability & Impact Report and hosted its third annual Sustainability & Impact Investor Update.
EPS and FFO per Share Guidance:
BXP’s guidance for the first quarter of 2025 and full year 2025 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, the timing of the lease-up of available space, the timing of development cost outlays and development deliveries, and the earnings impact of the events referenced in this release and those referenced during the related conference call. The estimates do not include (1) possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, (2) the impacts of any other capital markets activity, (3) future write-offs or reinstatements of accounts receivable and accrued rent balances, or (4) future impairment charges. EPS estimates may fluctuate as a result of several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate, and any gains or losses associated with disposition activity. BXP is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate, or gains or losses associated with disposition activities. There can be no assurance that BXP’s actual results will not differ materially from the estimates set forth below.

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	First Quarter 2025		Full Year 2025
	Low	High	Low	High
Projected EPS (diluted)	$0.33	$0.35	$1.57	$1.75
Add:
Projected Company share of real estate depreciation and amortization	1.30	1.30	5.20	5.20
Projected Company share of (gains)/losses on sales of real estate, gain on investment from unconsolidated joint venture and impairments	—	—	—	—
Projected FFO per share (diluted)	$1.63	$1.65	$6.77	$6.95

The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter and full year ended December 31, 2024. In the opinion of management, BXP has made all adjustments considered necessary for a fair statement of these reported results.

BXP will host a conference call on Wednesday, January 29, 2025 at 10:00 AM Eastern Time, open to the general public, to discuss the fourth quarter and full year 2024 results, provide a business update, and discuss other business matters that may be of interest to investors. Participants who would like to join the call and ask a question may register at https://register-conf.media-server.com/register/BIcceb8b138e20411daca9e938d99bc189 to receive the dial-in numbers and unique PIN to access the call. There will also be a live audio, listen-only webcast of the call, which may be accessed in the Investors section of BXP’s website at https://investors.bxp.com/events-webcasts. Shortly after the call, a replay of the call will be available on BXP’s website at https://investors.bxp.com/events-webcasts for up to twelve months following the call.
Additionally, a copy of BXP’s fourth quarter 2024 “Supplemental Operating and Financial Data” and this press release are available in the Investors section of BXP’s website at investors.bxp.com.

BXP, Inc. (NYSE: BXP) is the largest publicly traded developer, owner, and manager of premier workplaces in the United States, concentrated in six dynamic gateway markets - Boston, Los Angeles, New York, San Francisco, Seattle, and Washington, DC. BXP has delivered places that power progress for our clients and communities for more than 50 years. BXP is a fully integrated real estate company, organized as a real estate investment trust (REIT). Including properties owned by unconsolidated joint ventures, BXP’s portfolio totals 53.3 million square feet and 185 properties, including seven properties under construction/redevelopment. For more information about BXP, please visit our website or follow us on LinkedIn or Instagram.

This press release includes references to “BXP’s Share of annualized rental obligations.” We define rental obligations as the contractual base rents (but excluding percentage rent) and budgeted reimbursements from clients under existing leases. These amounts exclude rent abatements. Further, "annualized rental obligations" is defined as monthly rental obligations, as of the last day of the reporting period, multiplied by twelve (12). "BXP's Share" is based on annualized rental obligations for our consolidated portfolio, plus our share of annualized rental obligations from the unconsolidated joint ventures properties (calculated based on our ownership percentage), minus our partners' share of annualized rental obligations from our consolidated joint venture properties (calculated based on our partners' percentage ownership interests). Our definitions of the foregoing operating metrics may be different than those used by other companies.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “anticipates,” “believes,” “budgeted,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “will,” and similar

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expressions that do not relate to historical matters. These statements are based on our current plans, expectations, projections and assumptions about future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond BXP’s control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statements. These factors include, without limitation, the risks and uncertainties related to the impact of changes in general economic and capital market conditions, including continued inflation, high interest rates, supply chain disruptions, labor market disruptions, dislocation and volatility in capital markets, potential longer-term changes in consumer and client behavior resulting from the severity and duration of any downturn in the U.S. or global economy, general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases on favorable terms, changes in client preferences and space utilization, dependence on clients’ financial condition, and competition from other developers, owners and operators of real estate), the impact of geopolitical conflicts, the immediate and long-term impact of the outbreak of a highly infectious or contagious disease, on our and our clients’ financial condition, results of operations and cash flows (including the impact of actions taken to contain the outbreak or mitigate its impact, the direct and indirect economic effects of the outbreak and containment measures on our clients, and the ability of our clients to successfully operate their businesses), the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on BXP’s accounting policies and on period-to-period comparisons of financial results, the uncertainties of costs to comply with regulatory changes (including costs to comply with the Securities and Exchange Commission’s and the State of California’s rules to standardize climate-related disclosures) and other risks and uncertainties detailed from time to time in BXP’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of issuance of this report and are not guarantees of future results, performance, or achievements. BXP does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as otherwise required by law.
Financial tables follow.

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BXP, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	December 31, 2024	December 31, 2023
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$26,391,933	$25,504,868
Construction in progress	764,640	547,280
Land held for future development	714,050	697,061
Right of use assets - finance leases	372,922	401,680
Right of use assets - operating leases	334,767	324,298
Less: accumulated depreciation	(7,528,057)	(6,881,728)
Total real estate	21,050,255	20,593,459
Cash and cash equivalents	1,254,882	1,531,477
Cash held in escrows	80,314	81,090
Investments in securities	39,706	36,337
Tenant and other receivables, net	107,453	122,407
Note receivable, net	4,947	1,714
Related party note receivables, net	88,779	88,779
Sales-type lease receivable, net	14,657	13,704
Accrued rental income, net	1,466,220	1,355,212
Deferred charges, net	813,345	760,421
Prepaid expenses and other assets	70,839	64,230
Investments in unconsolidated joint ventures	1,093,583	1,377,319
Total assets	$26,084,980	$26,026,149
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$4,276,609	$4,166,379
Unsecured senior notes, net	10,645,077	10,491,617
Unsecured line of credit	—	—
Unsecured term loans, net	798,813	1,198,301
Unsecured commercial paper	500,000	—
Lease liabilities - finance leases	370,885	417,961
Lease liabilities - operating leases	392,686	350,391
Accounts payable and accrued expenses	401,874	458,329
Dividends and distributions payable	172,486	171,176
Accrued interest payable	128,098	133,684
Other liabilities	450,796	445,947
Total liabilities	18,137,324	17,833,785

Commitments and contingencies	—	—
Redeemable deferred stock units	9,535	8,383
Equity:
Stockholders’ equity attributable to BXP, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized, 158,253,895 and 157,019,766 issued and 158,174,995 and 156,940,866 outstanding at December 31, 2024 and December 31, 2023, respectively	1,582	1,569
Additional paid-in capital	6,836,093	6,715,149
Dividends in excess of earnings	(1,419,575)	(816,152)
Treasury common stock at cost, 78,900 shares at December 31, 2024 and December 31, 2023	(2,722)	(2,722)
Accumulated other comprehensive loss	(2,072)	(21,147)
Total stockholders’ equity attributable to BXP, Inc.	5,413,306	5,876,697
Noncontrolling interests:
Common units of the Operating Partnership	591,270	666,580
Property partnerships	1,933,545	1,640,704
Total equity	7,938,121	8,183,981
Total liabilities and equity	$26,084,980	$26,026,149

BXP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	(in thousands, except for per share amounts)
Revenue
Lease	$798,189	$768,884	$3,176,805	$3,054,673
Parking and other	34,056	31,497	135,142	112,918
Hotel	13,144	11,803	51,224	47,357
Development and management services	8,784	12,728	28,060	40,850
Direct reimbursements of payroll and related costs from management services contracts	4,398	4,021	16,488	17,771
Total revenue	858,571	828,933	3,407,719	3,273,569
Expenses
Operating
Rental	323,358	301,411	1,286,838	1,183,947
Hotel	9,601	8,373	35,288	32,225
General and administrative	32,504	38,771	159,983	170,158
Payroll and related costs from management services contracts	4,398	4,021	16,488	17,771
Transaction costs	707	2,343	1,597	4,313
Depreciation and amortization	226,043	212,067	887,191	830,813
Total expenses	596,611	566,986	2,387,385	2,239,227
Other income (expense)
Income (loss) from unconsolidated joint ventures	(349,553)	22,250	(343,177)	(239,543)
Gains on sales of real estate	85	—	602	517
Interest and other income (loss)	20,452	20,965	60,199	69,964
Gains (losses) from investments in securities	(369)	3,245	4,416	5,556
Losses from interest rate contracts	—	(79)	—	(79)
Unrealized gain (loss) on non-real estate investment	(2)	(93)	546	239
Impairment loss	—	—	(13,615)	—
Interest expense	(170,390)	(155,080)	(645,117)	(579,572)
Net income (loss)	(237,817)	153,155	84,188	291,424
Net (income) loss attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(17,233)	(19,324)	(67,516)	(78,661)
Noncontrolling interest—common units of the Operating Partnership	25,031	(13,906)	(2,400)	(22,548)
Net income (loss) attributable to BXP, Inc.	$(230,019)	$119,925	$14,272	$190,215
Basic earnings per common share attributable to BXP, Inc.
Net income (loss)	$(1.45)	$0.76	$0.09	$1.21
Weighted average number of common shares outstanding	158,117	156,945	157,468	156,863
Diluted earnings per common share attributable to BXP, Inc.
Net income (loss)	$(1.45)	$0.76	$0.09	$1.21
Weighted average number of common and common equivalent shares outstanding	158,117	157,276	157,793	157,201

BXP, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	(in thousands, except for per share amounts)
Net income (loss) attributable to BXP, Inc.	$(230,019)	$119,925	$14,272	$190,215
Add:
Noncontrolling interest - common units of the Operating Partnership	(25,031)	13,906	2,400	22,548
Noncontrolling interests in property partnerships	17,233	19,324	67,516	78,661
Net income (loss)	(237,817)	153,155	84,188	291,424
Add:
Depreciation and amortization expense	226,043	212,067	887,191	830,813
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(19,905)	(19,284)	(76,660)	(73,027)
Company’s share of depreciation and amortization from unconsolidated joint ventures	21,097	24,132	81,904	101,199
Corporate-related depreciation and amortization	(447)	(453)	(1,710)	(1,810)
Non-real estate related amortization	2,130	(1,681)	8,520	(1,681)
Impairment loss	—	—	13,615	—
Impairment losses included within Income (loss) from unconsolidated joint ventures	341,338	—	341,338	272,603
Less:
Gains on sales of real estate	85	—	602	517
Gain on sale / consolidation included within income (loss) from unconsolidated joint ventures	—	28,412	21,696	28,412
Gain on investment included within income (loss) from unconsolidated joint ventures	—	—	—	35,756
Gain on sales-type lease included within Income (loss) from unconsolidated joint ventures	—	1,368	—	1,368
Unrealized gain (loss) on non-real estate investment	(2)	(93)	546	239
Noncontrolling interests in property partnerships	17,233	19,324	67,516	78,661
Funds from operations (FFO) attributable to the Operating Partnership (including BXP, Inc.)	315,123	318,925	1,248,026	1,274,568
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	31,134	32,722	127,548	130,771
Funds from operations attributable to BXP, Inc.	$283,989	$286,203	$1,120,478	$1,143,797
BXP, Inc.’s percentage share of funds from operations - basic	90.12%	89.74%	89.78%	89.74%
Weighted average shares outstanding - basic	158,117	156,945	157,468	156,863
FFO per share basic	$1.80	$1.82	$7.12	$7.29
Weighted average shares outstanding - diluted	158,525	157,276	157,793	157,201
FFO per share diluted	$1.79	$1.82	$7.10	$7.28

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to BXP, Inc. (computed in accordance with GAAP) for gains (or losses) from sales of properties, including a change in control, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales or a change in control of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our calculation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to BXP, Inc. as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to BXP, Inc. (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BXP, INC.
PORTFOLIO LEASING PERCENTAGES

CBD Portfolio	% Occupied by Location (1)		% Leased by Location (2)
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Boston	95.9%	95.9%	97.5%	96.4%
Los Angeles	84.9%	85.9%	87.4%	88.1%
New York	90.8%	91.8%	93.6%	94.4%
San Francisco	84.3%	87.4%	85.2%	88.0%
Seattle	81.6%	81.8%	83.5%	83.1%
Washington, DC (3)	91.9%	89.2%	93.6%	92.3%
CBD Portfolio	90.9%	91.0%	92.8%	92.7%

Total Portfolio	% Occupied by Location (1)		% Leased by Location (2)
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Boston	89.7%	89.9%	91.5%	90.3%
Los Angeles	84.9%	85.9%	87.4%	88.1%
New York	87.1%	90.1%	90.0%	92.4%
San Francisco	80.8%	84.9%	81.7%	85.5%
Seattle	81.6%	81.8%	83.5%	83.1%
Washington, DC	91.4%	88.0%	93.0%	91.0%
Total Portfolio	87.5%	88.4%	89.4%	89.9%

(1)Represents signed leases for which revenue recognition has commenced in accordance with GAAP.
(2)Represents signed leases for which revenue recognition has commenced in accordance with GAAP and signed leases for vacant space with future commencement dates.
(3)During the first quarter of 2024, the Company reassessed the classifications of its assets as either CBD or Suburban and determined that certain assets such as those in Reston, Virginia are located in areas with characteristics that more closely align with our definition of CBD due to their diverse live, work, and play environment. As a result, these assets are classified as CBD. Comparative period has been updated to reflect the same presentation.
AT BXP
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
mlabelle@bxp.com

Helen Han
Vice President, Investor Relations
hhan@bxp.com

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